Exhibit 5.1

LEHMAN & EILEN LLP
Mission Bay Office Plaza
20283 State Road 7, Suite 300
Boca Raton, FL 33498
(561) 237-0804

February 15, 2007

The Board of Directors
iCarbon Corporation
106 Lakeside Avenue
Delano, PA 18220

Re:  Registration Statement on Form SB-2

Gentlemen:

At your request, we have examined the Registration Statement on Form SB-2 (the “Registration Statement”) to which this letter is attached as Exhibit 5.1 filed by iCarbon Corporation, a Nevada corporation (the “Company”), that is intended to register under the Securities Act of 1933, as amended (the “Securities Act”), 10,154,701 shares (the “Outstanding Shares”) of the Company’s common stock which are issued and outstanding, 3,260,870 shares (the “Convertible Shares”) which are issuable upon the conversion of a certain convertible promissory note described in the Registration Statement (the “Convertible Notes”), and 6,134,879 shares (the “Warrant Shares”) which are issuable upon the exercise of certain warrants described in the Registration Statement (the “Warrants”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that under Nevada law the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable, that upon the proper conversion of the Convertible Notes, as described in the Registration Statement, the Convertible Shares will be duly authorized and will be validly issued, fully paid and non-assessable, and that upon the proper exercise of the Warrants, as described in the Registration Statement, the Warrant Shares will be duly authorized and will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

Very truly yours,

/s/ Lehman & Eilen LLP
Lehman & Eilen LLP